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CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Loomis Sayles Funds:

     We consent to the incorporation by reference in Amendment No. 15 to the Registration Statement of Loomis Sayles Funds with respect to its Loomis Sayles Bond Fund, Loomis Sayles High Yield Fund and Loomis Sayles Small Cap Value Fund series (each a "Fund") on Form N-1A (File No. 811-6241) under The Investment Company Act of 1940, as amended, and Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A (File No. 333-39133) under The Securities Act of 1933, as amended, of our reports dated February 21, 1997 on our audits of the financial statements and financial highlights of the Funds, which reports are incorporated by reference in the Amendment and Post-Effective Amendment to the Registration Statement. We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information for the aforementioned Funds.



Boston, Massachusetts                         Coopers & Lybrand L.L.P.
October 30, 1997